BYLAWS

                                       OF

                            THE PARK AVENUE PORTFOLIO

      These Bylaws are made and adopted pursuant to the Amended and Restated Declaration of Trust establishing THE PARK AVENUE PORTFOLIO (the "Trust"), as from time to time amended, restated or modified (the "Declaration") and at all times subject thereto.

                                    ARTICLE I

                              Shareholders Meetings

      1. All meetings of the shareholders shall be held at such place within, or without, the Commonwealth of Massachusetts as may be determined by the Board of Trustees and designated in the notice of said meeting.

      2. Special meetings of shareholders: (a) may be called by the Trustees in their discretion and (b) shall be called by the President or by the Trustees upon the written request of shareholders owning at least twenty-five percent (25%) (or ten percent (10%) if the purpose of the meeting is to determine if a Trustee is to be removed from office) of the outstanding shares entitled to vote. Shareholders shall be entitled to at least fifteen (15) days' notice of any meeting.

      3. Written notice of every meeting of the shareholders, stating the time, place and purpose or purposes for which the meeting is called, shall be given or caused to be given by the Secretary to each shareholder entitled to vote thereat and to any shareholder entitled by law to such notice. Such notice shall be given to each shareholder by mailing the same, postage prepaid, to the address of the shareholder as it appears on the books of the Trust not less than fifteen
(15) nor more than ninety (90) days before the timed fixed for such meeting. A certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by the Declaration.

      4. When a quorum, as stated in the Declaration, is present at any meeting, the vote of holders of a majority of the shares having the right to vote thereat, present in person or represented by proxy, shall determine any question brought before such meeting unless the question is one upon which by express provision of the statutes, the Declaration or these Bylaws, a different vote is required in which case such express provision shall control.
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      5. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing, subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, which instrument shall be filed with the Secretary of the meeting before being voted. Each shareholder shall have one vote or fraction thereof for each share or fraction thereof held. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. A proxy with respect to shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. At all meetings of shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

      6. The Board of Trustees may fix a record date not more than ninety (90) nor less than fifteen (15) days prior to the date for which a meeting is called, as of which the shareholders entitled to vote at such meeting, or any adjournment thereof, shall be determined, notwithstanding any transfer or the issuance of any share occurring after such record date.

                                   ARTICLE II

                                Trustees Meetings

      1. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be adjourned without further notice.

      2. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees, by any two (2) other Trustees, or by the President of the Trust, if he is a Trustee.

      3. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice of the meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.


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      4. Subject to the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or to take particular actions on behalf of the Trust.

                                   ARTICLE III

                                   Committees

      The Board of Trustees may, by resolution or resolutions passed by a majority of the entire Board, organize one or more committees or any advisory boards, to consist of not less than two (2) nor more than five (5) members, and to delegate to such committees and boards such authorities and duties as the Trustees deem desirable and as is consistent with the Declaration, these Bylaws and applicable law. The committees and boards shall keep regular minutes of their proceedings and report the same to the Board of Trustees when required. The members of the committees and boards shall be compensated in such manner as the Trustees may determine.

                                   ARTICLE IV

                                    Officers

      1. The officers of the Trust shall be elected by the Board of Trustees at the first meeting of each newly elected Board. The Board of Trustees may elect one of its own members as Chairman of the Board, and shall elect a President, Secretary and Treasurer. The Board of Trustees may also elect one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers. Two or more offices, when consistent, may be held by the same person, except that any person holding the office of President shall not hold the office of Vice President. The President of the Trust need not be a Trustee. All other officers may be, but need not be, Trustees of the Trust.

      2. The Board of Trustees may elect other officers and appoint agents and representatives of the Trust as shall be deemed necessary, with such powers, for such terms and to perform such acts and duties on behalf of the Trust as the Board of Trustees may see fit to the extent authorized or permitted by law, the Declaration and these Bylaws.

      3. The Chairman of the Board, if one shall be elected, shall preside at all meetings of the shareholders and of the Board of Trustees, and shall perform such other duties as the Board of Trustees may from time to time prescribe.


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      4. The President, in the absence of the Chairman of the Board, or if a
Chairman is not elected, shall preside at all meetings of the Shareholders and the Board of Trustees. The President shall have power to sign all certificates for shares of stock, if any. The President shall perform such other duties as the Board of Trustees shall from time to time prescribe.

      5. The Vice President(s), in the order of seniority or as designated by the Board of Trustees, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Trustees may from time to time prescribe.

      6. The Secretary shall record all votes and proceedings of meetings of the shareholders and of the Board of Trustees in the Trust records. He shall give, or cause to be given, notice of all meetings of the shareholders and meetings of the Board of Trustees when notice thereof is required. The Secretary may preside at any meeting of the shareholders at which the Chairman of the Board of Trustees, the President and Vice President(s) are absent, or if such authority has been delegated to the Secretary by such persons. The Secretary shall have custody of the seal of the Trust and may affix the same to any instrument requiring the seal of the Trust and attest to the same with his signature. He shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Trustees may from time to time prescribe.

      7. The Assistant Secretary(s) in order of seniority or as directed by the Board of Trustees shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Trustees may prescribe.

      8. The Treasurer shall deliver all funds and securities of the Trust which may come into his hands to such bank or trust company as the Board of Trustees may designate as custodian. He shall keep such record of the financial transactions of the Trust as the Board of Trustees shall prescribe. The Treasurer shall have power to sign all certificates for shares of stock and shall perform such other duties as the Board of Trustees may from time to time prescribe.

      9. The Assistant Treasurer(s) in order of seniority or as directed by the Board of Trustees, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Trustees may prescribe.

      10. The officers of the Trust shall hold office until their successors are elected and qualified. Any officer may resign at any time by written instrument signed by him and delivered to


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such President or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Any officer elected or appointed by the Board of Trustees may be removed at any time with or without cause by the Board of Trustees. If the office of any officer shall become vacant for any reason, the vacancy may be filled by the Board of Trustees.

      11. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

                                    ARTICLE V

                                Stock Certificate

      1. No certificates certifying the ownership of shares shall be issued except as the Trustees may authorize. In the event that the Trustees authorize the issuance of share certificates, such certificates of stock of the Trust shall be in the form prescribed by the Board of Trustees and shall be signed by the President, or a Vice President and the Secretary or Treasurer or an Assistant Secretary or an Assistant Treasurer. If the Board of Trustees shall require all certificates for shares of stock to be signed (1) by a transfer agent or an assistant transfer agent, or (2) by a transfer clerk, acting on behalf of the Trust, the signature of any officer of the Trust thereon and the seal of the Trust thereon may be facsimiles. In lieu of issuing certificates for shares, the Trustees or the transfer or shareholder services agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

      2. In the event any officer of the Trust authorized to sign certificates for shares of stock of the Trust shall die or cease to hold office before such certificate is issued, the Board of Trustees may, by resolution, adopt and permit to be issued, when duly counter-signed, certificates bearing the signature, either real or facsimile, of such officer.

      3. The Board of Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, mutilated or destroyed upon such terms and upon such conditions as it may prescribe.


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      4. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                   ARTICLE VI

                                   Insurance

      The Trust may purchase and maintain insurance on behalf of any person who is or was a Trustee, officer, employee or agent of the Trust, or is or was serving at the request of the Trust as a Trustee, officer, employee or agent of another corporation, joint venture, trust or other enterprise against any liability asserted against him and incurred by him, in any such capacity or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability.

                                  ARTICLE VII

                            Reports to Shareholders

      The Trustees shall at least semiannually submit to the shareholders a written financial report of the transactions of the Trust, including financial statements which shall at least annually be certified by independent public accountants.

                                  ARTICLE VIII

                                 Miscellaneous

      1. Independent Public Accountant. An independent public accountant shall be selected annually, pursuant to the 1940 Act.

      2. Fiscal Year. The fiscal year of the Trust shall be the calendar year, provided, however, that the Board of Trustees may, without Shareholder approval, change the fiscal year of the Trust.

      3. Seal. The seal of the Trust shall, subject to alteration by the Board of Trustees, consist of a flat-faced circular die, upon which shall be engraved or cut the word "Massachusetts," together with the name of the Trust and the year of its organization, but unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument, or other paper executed and delivered by or on behalf of the Trust.


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      4. Depositories. The assets of the Trust shall be deposited in such depositories as the Trustees shall designate in accordance with the provisions of the Declaration, and shall be drawn out on checks, drafts or other orders signed by such officers(s) or agent(s) (including the Adviser), as the Trustees may from time to time authorize.

      5. Execution of Papers. All contracts and other instruments shall be executed on behalf of the Trust by such officer(s) or agent(s), as provided in the Declaration or these Bylaws or as the Trustees may from time to time by resolution provide.

      6. Reports. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

      7. Definitions. The terms used herein have the same definitions as specified in the Declaration.

                                   ARTICLE IX

                                   Amendments

      In accordance with the Declaration, the Trustees have the power to alter, amend or repeal the Bylaws or adopt new Bylaws at any time. Action by the Trustees with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Trustees. The Trustees shall in no event adopt Bylaws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.


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